EXHIBIT 4.3

This Instrument prepared by and

upon recording, please return to:

Shawne Keenan

Sutherland Asbill and Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SIXTIETH SUPPLEMENTAL

INDENTURE

Relating to the

Series 2011 (FFB W-8) Note, Series 2011 (RUS W-8) Reimbursement Note,

Series 2011 (FFB X-8) Note,

and

Series 2011 (RUS X-8) Reimbursement Note

Dated as of April 1, 2011

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA §§ 560-11-8-.02 AND 560-11-8-.14(A) BECAUSE (A) THIS INSTRUMENT SUPPLEMENTS AND MODIFIES AN EXISTING SECURITY INSTRUMENT AS TO WHICH THE MAXIMUM INTANGIBLES TAX DUE HAS BEEN PREVIOUSLY PAID, AND (B) THIS INSTRUMENT SECURES NOTES, THE HOLDERS OF WHICH ARE THE FEDERAL FINANCING BANK, AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA, AND THE RURAL UTILITIES SERVICE, AN AGENCY OF THE UNITED STATES OF AMERICA.

THIS SIXTIETH SUPPLEMENTAL INDENTURE, dated as of April 1, 2011, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank (formerly SunTrust Bank, Atlanta), as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture);

WHEREAS, the Original Indenture has heretofore been amended and supplemented by fifty-nine Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, hereinafter sometimes called the “Indenture”), and the Original Indenture and the fifty-nine Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

WHEREAS, the Company is entering into a Seventh Amended and Restated Loan Contract with the United States of America, acting by and through the Administrator of the Rural Utilities Service (“RUS”) which, among other things, provides the terms and conditions of (i) a loan from the Federal Financing Bank (“FFB”) in a principal amount of up to $203,100,000 (the “FFB W-8 Loan”) and (ii) a loan from the FFB in a principal amount of $170,000,000 (the “FFB X-8 Loan”);

WHEREAS, the Company’s obligation to repay the FFB W-8 Loan will be evidenced by that certain Series 2011 (FFB W-8) Note, dated the date of its authentication (the “Series 2011 (FFB W-8) Note”), from the Company to FFB;

WHEREAS, the Company’s obligation to repay the FFB X-8 Loan will be evidenced by that certain Series 2011 (FFB X-8) Note, dated the date of its authentication (the “Series 2011 (FFB X-8) Note”), from the Company to FFB;

WHEREAS, RUS will guarantee the Company’s obligation to repay the FFB W-8 Loan and the FFB X-8 Loan;

WHEREAS, the Company will be obligated to reimburse RUS for any payments made to FFB on behalf of the Company in connection with the FFB W-8 Loan, and such reimbursement obligation by the Company will be evidenced by that certain Series 2011 (RUS W-8) Reimbursement Note, dated the date of its authentication (the “Series 2011 (RUS W-8) Reimbursement Note,” and together with the Series 2011 (FFB W-8) Note, collectively, the “W-8 Notes”), from the Company to RUS;

WHEREAS, the Company will be obligated to reimburse RUS for any payments made to FFB on behalf of the Company in connection with the FFB X-8 Loan, and such reimbursement obligation by the Company will be evidenced by that certain Series 2011 (RUS X-8) Reimbursement Note, dated the date of its authentication (the “Series 2011 (RUS X-8) Reimbursement Note,” and together with the Series 2011 (FFB X-8) Note, collectively, the “X-8 Notes”), from the Company to RUS;

WHEREAS, the Company desires to execute and deliver this Sixtieth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of the W-8 Notes and the X-8 Notes (collectively, the “Notes”) as Additional Obligations and specifying the forms and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Notes, to make the Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Sixtieth Supplemental Indenture have been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS SIXTIETH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described in Exhibit A attached hereto; subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2B of the Original Indenture, and to the rights of the Company under the Indenture including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture) upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SIXTIETH SUPPLEMENTAL INDENTURE, is given to secure the Outstanding Secured Obligations, and is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE W-8 NOTES AND
CERTAIN PROVISIONS RELATING THERETO

Section 1.1     Authorization and Terms of the Series 2011 (FFB W-8) Note.

There shall be created and established an Additional Obligation in the form of a future advance promissory note known as and entitled the “Series 2011 (FFB W-8) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 hereof.  The face principal amount of the Series 2011 (FFB W-8) Note is limited to $203,100,000.

The Series 2011 (FFB W-8) Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by FFB, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2011 (FFB W-8) Note shall be dated the date of its authentication.  The Series 2011 (FFB W-8) Note shall have a final maturity date of December 31, 2040, and each advance under the Series 2011 (FFB W-8) Note shall bear interest from the date of advance until the maturity date for such advance at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 hereof.  The Series 2011 (FFB W-8) Note shall be authenticated and delivered to, and made payable to, FFB.

All payments, including prepayments, made on the Series 2011 (FFB W-8) Note shall be made as provided in the Series 2011 (FFB W-8) Note and the Seventh Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 1.2     Form of the Series 2011 (FFB W-8) Note.

The Series 2011 (FFB W-8) Note and the Trustee’s certificate of authentication for the Series 2011 (FFB W-8) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2011 (FFB W-8) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Pursuant to Section 1.20 of the Original Indenture, the United States of America, acting by and through the Administrator of RUS, shall be, and shall have the rights of, the Holder of the Series 2011 (FFB W-8) Note for all purposes under the Indenture at all times during which the Series 2011 (FFB W-8) Note continues to be guaranteed by the United States of America, acting by and through the Administrator of RUS.

Section 1.3     Authorization and Terms of the Series 2011 (RUS W-8) Reimbursement Note.

There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Series 2011 (RUS W-8) Reimbursement Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.4 hereof.

The Series 2011 (RUS W-8) Reimbursement Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by the Holder thereof, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2011 (RUS W-8) Reimbursement Note shall be dated the date of its authentication.  The Series 2011 (RUS W-8) Reimbursement Note shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 1.4 hereof.  The Series 2011 (RUS W-8) Reimbursement Note shall be authenticated and delivered to, and made payable to, the United States of America, acting by and through the Administrator of RUS.

All payments, including prepayments, made on the Series 2011 (RUS W-8) Reimbursement Note shall be made as provided in the Series 2011 (RUS W-8) Reimbursement Note and the Seventh Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the United States of America, acting by and through the Administrator of RUS, at the United States Treasury, Washington, D.C., and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Series 2011 (RUS W-8) Reimbursement Note is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse the United States of America, acting by and through the Administrator of RUS, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, of the Series 2011 (FFB W-8) Note, and related interest, fees, costs, penalties, charges and other amounts, and constitutes an “RUS Reimbursement Obligation” as described in Section 4.9 of the Original Indenture.

Section 1.4     Form of the Series 2011 (RUS W-8) Reimbursement Note.

The Series 2011 (RUS W-8) Reimbursement Note and the Trustee’s certificate of authentication for such Series 2011 (RUS W-8) Reimbursement Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2011 (RUS W-8) Reimbursement Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

THE X-8 NOTES AND
CERTAIN PROVISIONS RELATING THERETO

Section 2.1     Authorization and Terms of the Series 2011 (FFB X-8) Note.

There shall be created and established an Additional Obligation in the form of a future advance promissory note known as and entitled the “Series 2011 (FFB X-8) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 2.2 hereof.  The face principal amount of the Series 2011 (FFB X-8) Note is limited to $170,000,000.

The Series 2011 (FFB X-8) Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by FFB, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2011 (FFB X-8) Note shall be dated the date of its authentication.  The Series 2011 (FFB X-8) Note shall have a final maturity date of December 31, 2040, and each advance under the Series 2011 (FFB X-8) Note shall bear interest from the date of advance until the maturity date for such advance at rates calculated as provided for in the form of note prescribed pursuant to Section 2.2 hereof.  The Series 2011 (FFB X-8) Note shall be authenticated and delivered to, and made payable to, FFB.

All payments, including prepayments, made on the Series 2011 (FFB X-8) Note shall be made as provided in the Series 2011 (FFB X-8) Note and the Seventh Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 2.2     Form of the Series 2011 (FFB X-8) Note.

The Series 2011 (FFB X-8) Note and the Trustee’s certificate of authentication for the Series 2011 (FFB X-8) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2011 (FFB X-8) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Pursuant to Section 1.20 of the Original Indenture, the United States of America, acting by and through the Administrator of RUS, shall be, and shall have the rights of, the Holder of the Series 2011 (FFB X-8) Note for all purposes under the Indenture at all times during which the Series 2011 (FFB X-8) Note continues to be guaranteed by the United States of America, acting by and through the Administrator of RUS.

Section 2.3     Authorization and Terms of the Series 2011 (RUS X-8) Reimbursement Note.

There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Series 2011 (RUS X-8) Reimbursement Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 2.4 hereof.

The Series 2011 (RUS X-8) Reimbursement Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by the Holder thereof, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2011 (RUS X-8) Reimbursement Note shall be dated the date of its authentication.  The Series 2011 (RUS X-8) Reimbursement Note shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 2.4 hereof.  The Series 2011 (RUS X-8) Reimbursement Note shall be authenticated and delivered to, and made payable to, the United States of America, acting by and through the Administrator of RUS.

All payments, including prepayments, made on the Series 2011 (RUS X-8) Reimbursement Note shall be made as provided in the Series 2011 (RUS X-8) Reimbursement Note and the Seventh Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the United States of America, acting by and through the Administrator of RUS, at the United States Treasury,

Washington, D.C., and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Series 2011 (RUS X-8) Reimbursement Note is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse the United States of America, acting by and through the Administrator of RUS, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, of the Series 2011 (FFB X-8) Note, and related interest, fees, costs, penalties, charges and other amounts, and constitutes an “RUS Reimbursement Obligation” as described in Section 4.9 of the Original Indenture.

Section 2.4     Form of the Series 2011 (RUS X-8) Reimbursement Note.

The Series 2011 (RUS X-8) Reimbursement Note and the Trustee’s certificate of authentication for the Series 2011 (RUS X-8) Reimbursement Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2011 (RUS X-8) Reimbursement Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1  This Sixtieth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms of this Sixtieth Supplemental Indenture, the Seventh Amended and Restated Loan Contract and the Notes, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to all Obligations shall be applicable to the Notes to the same extent as if specifically set forth herein.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Sixtieth Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

Section 3.2  All recitals in this Sixtieth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.3  Whenever in this Sixtieth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixtieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.4  Nothing in this Sixtieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Sixtieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixtieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 3.5  This Sixtieth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 3.6  To the extent permitted by applicable law, this Sixtieth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor, is:

Oglethorpe Power Corporation

(An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixtieth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER
CORPORATION (AN ELECTRIC
MEMBERSHIP CORPORATION), an
electric membership corporation organized
under the laws of the State of Georgia

	By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered	Attest:	/s/ Jo Ann Smith
by the Company in the presence of:		Jo Ann Smith
Assistant Secretary

/s/ Shalewa Smith
Witness

/s/ Sharon H. Wright
Notary Public		[CORPORATE SEAL]

[NOTARIAL SEAL]

My Commission expires:	October 14, 2011

[Signatures Continued on Next Page.]

[Signatures Continued from Previous Page.]

Trustee:	U.S. BANK NATIONAL
ASSOCIATION, as Trustee
a national banking association

	By:	/s/ Jack Ellerin
Signed and delivered		Authorized Agent
by the Trustee in the
presence of:

/s/ Felicia Powell
Witness

/s/ Mary Easton
Notary Public

[NOTARIAL SEAL]

My Commission expires:	April 15, 2014

Exhibit A

All property of the Company in the Counties in Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia.

A-1

Schedule 1

RECORDING INFORMATION

FOR

                COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

Twenty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Fourth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture

Forty-Seventh Supplemental Indenture

Forty-Eighth Supplemental Indenture

Forty-Ninth Supplemental Indenture

Fiftieth Supplemental Indenture

Fifty-First Supplemental Indenture

Fifty-Second Supplemental Indenture

Fifty-Third Supplemental Indenture

Fifty-Fourth Supplemental Indenture

Fifty-Fifth Supplemental Indenture

Fifty-Sixth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Fifty-Seventh Supplemental Indenture

Fifty-Eighth Supplemental Indenture

Fifty-Ninth Supplemental Indenture